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                                                                    EXHIBIT 23.d

                              CONSENT OF COUNSEL



     We consent to the use of our opinion, to the incorporation by reference of such opinion as an exhibit to the Form S-4 Registration Statement and to the reference to our firm under the headings "The Merger - Certain Federal Income Tax Consequences of the Merger" and "Legal Matters" in the Proxy Statement/Prospectus included in this Form S-4 Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                          SILVER, FREEDMAN & TAFF, L.L.P.


Washington, D.C.
May 2, 1996